SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                    FIRST TRUST HIGH INCOME LONG/SHORT FUND
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             (Exact name of registrant as specified in its charter)


             MASSACHUSETTS                              27-3072807
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


120 East Liberty Drive, Suite 400, Wheaton, Illinois              60187
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    (Address of Principal Executive Offices)                    (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--[X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--[ ]

Securities Act registration statement file number to which this form relates:
333-168186

Securities to be registered pursuant to Section 12(b) of the Act:

          TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
          TO BE SO REGISTERED                   EACH CLASS IS TO BE REGISTERED

  Common Shares of Beneficial Interest           New York Stock Exchange, LLC
         $.01 par value per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The securities to be registered hereunder are common shares of beneficial interest, $.01 par value per share (the "Shares"), of First Trust High Income Long/Short Fund (the "Registrant"). An application for listing of the Shares has been filed with the New York Stock Exchange, LLC. A description of the Shares is contained under the caption "Description of Shares," at page 41 of the Preliminary Prospectus, which is a part of the initial Registration Statement on Form N-2 (Registration Nos. 333-168186 and 811-22442), filed with the Securities and Exchange Commission on July 16, 2010. Such description is incorporated by reference herein.


ITEM 2.   EXHIBITS

      Pursuant to the "Instruction as to Exhibits" of Form 8-A, no exhibits are filed herewith or incorporated by reference.


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


                                   SIGNATURE

      Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        FIRST TRUST HIGH INCOME LONG/SHORT FUND


                                        By: /s/ W. Scott Jardine
                                            --------------------------------
                                            W. Scott Jardine, Secretary

September 21, 2010



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